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                                                                   Exhibit 10(a)


INDEPENDENT AUDITORS' CONSENT

Master Mid Cap Growth Trust

We consent to the use in this Registration Statement of our report dated September 11, 2000 to the Trustees and Investors of Master Mid Cap Growth Trust and to the incorporation by reference in Part B of this Registration Statement of our reports to the Board of Directors and Shareholder of Merrill Lynch Mid Cap Growth Fund, Inc. and Mercury Mid Cap Growth Fund, Inc. dated September 11, 2000 appearing in their respective Registration Statements on Form N-1A.




/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 11, 2000